Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-9
*CUSIP:   21988G841

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of    February 1, 2004.....                                   $0.00
        Scheduled Income received on securities.....             $4,217,428.25
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to the Holders.....                        -$4,217,427.84
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.41
Balance as of    August 1, 2004.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    February 1, 2004.....                                   $0.00
        Scheduled principal payment received on securities....           $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of    August 1, 2004.....                                     $0.00


                  UNDERLYING SECURITIES HELD AS OF    August 1, 2004

           Principal Amount                        Title of Security
           -----------------                       -----------------
           $38,117,000          DaimlerChrysler Corporation, formerly known as
                                Chrysler Corporation, 7.45% Debentures due
                                February 1, 2097
                                *CUSIP:  171196AS7

           $75,610,000          DaimlerChrysler Corporation, formerly known as
                                Chrysler Corporation, 7.40% Debentures due
                                August 1, 2097
                                *CUSIP:    171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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